SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                VOYAGER GROUP INC



           NEVADA                                    76-0487709
----------------------------             --------------------------------------
(State of Incorporation or Organization) (I.R.S. Employer Identification Number)

                             1-760-603-0999
                            ----------------
                (Issuer's telephone number, including area code)

                   6354 CORTE ABETO SUITE F CARLSBAD,CA 92009
                   ------------------------------------------
                    (Address of principal executive offices)



                   VOYAGER MASTER TRUST AGREEMENT FOR DEFERRED
                           EXCUTIVE COMPENSATION PLAN

              VOYAGER EMPLOYEES 401 (K) PROFIT SHARING PLAN & TRUST

                      Voyager Associtae stock purchase plan

                    Busniess Consultanting Compensation Plan
                            -------------------------
                            (Full title of the plans)
                                -----------------


                                  Marvin Higbee
                               VOYAGER GROUP INC.


                                 (760) 603-0999
                               (Agent for service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------- ------------------- -------------------- -------------------- -------------

                                                              Proposed Maximum     Proposed Maximum     Amount of
Title of Securities                         Amount to be     Offering Price Per   Aggregate Offering   Registration
to be registered                           registered            Share              Price(2)            Fee
---------------------------------------- ------------------- -------------------- -------------------- -------------

Common Stock ($.001 per value)            11,000,000 shares       $0.50(1)           $5,500,000(2)        $1,666.50
---------------------------------------- ------------------- -------------------- -------------------- -------------
Deferred Compensation Obligations (3)          -0-                   -0-                  -0-               -0-
---------------------------------------- ------------------- -------------------- -------------------- -------------

(1) All consideration for the shares offered in connection with this registration statement will be paid for with consulting services and not in connection with the offer or sale of any securities in a capital raising transaction, not for cash.

(2)  Calculated  according to the  registration  fee  pursuant to SEC,  Rule 457
     (h)(17CFR230.457(h)) under the Securities Act of 1933 based upon the average of the high and low sale prices of Voyager Group Inc Common Stock quoted on the ("NASD-OTC Electronic Bulletin Board) on June29,2001.

(3)  EXPLANATORY NOTE

The Deferred Compensation Plans & Trust is unfunded and their benefits will be paid from the general assets of the company. The Company has submitted a Plan and Trust. The Internal Revenue Service (the "IRS") amendments hereto required for updating such description in order to qualify the Plan under
     Section 401 of the Internal Revenue Code. According, paying deferred compensation requires said Plan to Qualify under Section 401 of the IRS, amendment hereto in accordance with IRS prior to any payment of deferred compensation therein. This Form S-8 will register 11,000,000 in unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms and conditions of the Voyager Deferred Compensation Plan & Trust.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plans and Information

Item 2. Registration Information and Employee Annual Information.*


     *Pursuant to the Note to Part I of Form S-8, the documents containing the information required by Part I are not required to be and are not being filed with the Securities and Exchange Commission. These documents will be sent or given to participants in the Deferred Compensation Plan & Trust as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference in this Registration Statement Pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The  following   documents  are   incorporated  by  reference  in  to  this
registration statement and made a part hereof, to wit;

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2001;

     (b) The Registrant's Current Reports on Form 10-Q for the Quarters ended October 31, 2000, January 31, 2000 and April 31, 2001.

     (c) The description of common shares of Voyager Group Inc., contained in the Company's registration statement on Form 10-SB, as amended.

     All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act 1934, subsequent to the date this Registration Statement is filed with the Commission, and before the filing of a post-effective amendment, which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

     The Registrant will provide you, without change, on the request of such person a copy of all of the information that has been or may be incorporated by reference herein, other than exhibits hereto.Written or oral requests for such copies should be directed to Voyager Group Inc,. at its executive office located at 6354 Corte del Aberto Suite F, Carlsbad CA 92009


ITEM 4. DESCRIPTION OF SECURITIES.

     The securities to be offered and sold pursuant to this registration statement are Eleven Million ($0.001) par value common shares of Voyager Group, Inc.

     The holders of the $0.001 par value common stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters submitted for the approval of stockholders. There are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries, no subscription or conversion rights. In the event of liquidation of the registrant, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Michael C. Duben, Esq., who has prepared this registration statement, the plan and the opinion related to the shares to be issued hereunder doesn't own shares of the common stock of the registrant. Mr. Duben, has not been employed on a contingent basis connection with this registration statement and is not an affiliate of the Registrant or a person associated with an affiliate of the registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation, as amended (the "Articles"), and Restated By-Laws of the Company provide, in effect, that to the extent and under the circumstances permitted by Section 78.751 of the GCL and subject to certain conditions, the Company shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding of the type described above by reason of the fact that he or she is Alternatively, was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation.

     The Company has also entered into indemnification agreements with each of its directors and executive officers providing, among other things, that the director or officer shall be indemnified fully permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in any action, suit or proceeding of the type described above because of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation. In furtherance of such indemnification agreements, the Company will established a $1,000,000 trust fund from which payments owing under the indemnification agreements may be made. The initial term of the trust is ten years.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. Exhibits.


     The undersigned Registrant hereby undertakes that it has submitted the Employee 401 (K)Deferred Compensation Plan and amendments to the the Internal Revenue Service and registrant will in a timely manner make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.Information required by Part I is included in documents sent or given to participants in the Consultation Agreement pursuant to Rule 428(b)(1).

------- ------------------------------------------------------- ----------------
Exhibit Description                                             Page No./
Number                                                          (Footnote)
------- ------------------------------------------------------- ----------------

5.1     Legal Opinion of Michael C. Duben, regarding legality.

23.1    Consent of Michael C. Duben, Esq.

24.1    Power of Attorney (included on the signature pages filed herewith)

9.1     Deferred Compensation Plan

9.2     Master Trust Agreement for Deferred Compensation Plans .

9.5     Restated Employee 401 (k) Plan and amendments.

9.6     Voyager Associate Common Stock Purchase Plan

9.7     Business Consulting Agreement

     The following documents filed with the Commission pursuant to the Exchange Act are incorporated Herein by reference:

     (**) Incorporated  by  reference  to the  Company's  Annual  Report on Form
          10-KSB for the year ended July 31, 2000.

     (**) All other reports filed by the registrant with the commission pursuant to section 13(a), or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual and quarterly report referred by reference to the Company's Quarterly Report for October 31, 2000, January 31, 2000, April 31, 2001


ITEM 9.  UNDERTAKINGS.

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required being included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial BONA FIDE offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act


     Moreover, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this July 2, 2001.


                             VOYAGER GROUP, INC.
                             Registrant

                             By:
                             /s/ Marvin Higbee
                             ---------------------------------------------------
                             Marvin Higbee
                             President - C.E.O.,
                             Director

                                POWER OF ATTORNEY

     That the undersigned officers and directors of Voyager Group Inc., ., a Nevada corporation, do hereby constitute and appoint Peter Powderham, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers In addition, directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in connection with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of May 2, 2001.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below.


Signature                                              Title
---------                                              -----

/s/                               Chairman, President, Secretary and
-----------------------------     Chief Executive Officer of Voyager Group, Inc.
  Marvin Higbee


/s/                               Director, Treasurer and Executive President
-----------------------------     of Marketing
  Richard Higbee

/s/                               Director and Executive President
-----------------------------     of Product Development
  Meitzu Chen